UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 3, 2015

MONGOLIA HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

000-54230	20-8317863
(Commission File Number)	(IRS Employer Identification No.)

2300 W. Sahara Avenue, Suite 800

Las Vegas, Nevada 89102

(Address of Principal Executive Offices) (Zip Code)

(702) 949-9449

(Registrant's Telephone Number, Including Area Code)

N/A

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Allen Andersen to the Board of Directors

On March 3, 2015, Mongolia Holdings, Inc., a Delaware corporation (the “Company”), appointed Allen Andersen to the Company’s Board of Directors (the “Board”).  As compensation for Mr. Andersen to serve on the Board until the next annual meeting of stockholders of the Company, the Board shall issue Mr. Andersen 200,000 shares of common stock of the Company.

Mr. Allen Andersen, 63, has over 35 years of experience living in and conducting business in Asia, in particular Mainland China, Hong Kong, Taiwan and Mongolia. Since 2013 he has served as Managing Director and Founding Partner of Peace Field Limited of Hong Kong. Mr. Andersen was Managing Director of the Hong Kong office of Portfolio Advisors, a prominent private equity fund of funds manager and financial advisory firm. He also served as the Managing Director of Sun Hung Kai Properties Direct Investments Ltd. and PAMA Group, both private equity firms focusing on Asia. He has served on the board of directors for private and public companies in the USA (NYSE and NASDAQ), Hong Kong, China, Thailand, Singapore, and Korea.  Mr. Andersen began his career with six years at General Mills and twelve years with Continental Grain Company, including managing its Asian industrial businesses. He has served as a manager, director, or investor in over thirty companies across many industries in China since 1981. Mr. Andersen is fluent in Mandarin and resides in Hong Kong. He has a bachelor’s degree with majors in Accounting and Chinese from Brigham Young University and an MBA from the Harvard Business School.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits.

Exhibit Number	Description

99.1	Press release announcing the appointment of Allen Andersen to the Board of Directors of Mongolia Holdings, Inc., dated March 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2015	MONGOLIA HOLDINGS, INC.

By: /s/ Gary D. Kucher
Name: Gary D. Kucher
Title: Chief Executive Officer

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